Exhibit 99.1
NEWS RELEASE

As previously announced, TDS will hold a teleconference on May 3, 2024, at 9:00 a.m. CDT. Listen to the call live via the Events & Presentations page of investors.tdsinc.com.

TDS reports first quarter 2024 results
2024 guidance reaffirmed

CHICAGO (May 3, 2024) — Telephone and Data Systems, Inc. (NYSE:TDS) reported total operating revenues of $1,262 million for the first quarter of 2024, versus $1,303 million for the same period one year ago. Net income (loss) attributable to TDS common shareholders and related diluted earnings (loss) per share were $12 million and $0.10, respectively, for the first quarter of 2024 compared to $(9) million and $(0.08), respectively, in the same period one year ago.
1Q 2024 Highlights*
UScellular
•Financial results
◦Service revenues decreased 2%
◦Postpaid ARPU grew 3%
◦Net income, Adjusted OIBDA and Adjusted EBITDA up significantly
•Postpaid churn rate reduced 4%
•Fixed wireless customers grew 42% to 124,000
TDS Telecom
•On track to deliver 125,000 fiber service addresses in 2024
◦Delivered 28,000 fiber services addresses in Q1
◦Grew total year over year service address footprint 12%
•Solid fiber growth driving strong results
◦Residential broadband connections grew 6%
◦Operating revenues grew 5%; Residential revenues grew 10%
◦Adjusted EBITDA up significantly

* Comparisons are 1Q’23 to 1Q’24 unless otherwise noted

“The TDS Family of Companies’ ongoing commitment to quality networks supports our mission of providing outstanding communications services to our customers,” said LeRoy T. Carlson, Jr., TDS President and CEO. “Our customers are benefiting from the deployments of mid-band spectrum and fiber.

“UScellular continues to balance subscriber growth with financial discipline in this highly competitive environment. Though we lost postpaid customers in the first quarter, UScellular made progress in postpaid churn reduction. Increased postpaid ARPU and ongoing cost optimization programs drove notable improvements in profitability.

“TDS Telecom is seeing strong growth in revenue and profitability primarily as a result of the significant broadband investments made over the past couple of years. With steady fiber service address delivery and successful selling activities, TDS Telecom reached a milestone by exceeding 100,000 residential broadband connections in our expansion markets. TDS Telecom deployed an additional 28,000 marketable fiber service addresses in the first quarter and is on track to reach its goal of delivering 125,000 new marketable service addresses in 2024.”

Exploration of Strategic Alternatives for UScellular
On August 4, 2023, TDS and UScellular announced that the Boards of Directors of both companies decided to initiate a process to explore a range of strategic alternatives for UScellular. The review remains active and on-going.

2024 Estimated Results
TDS’ current estimates of full-year 2024 results for UScellular and TDS Telecom are shown below. Such estimates represent management’s view as of May 3, 2024 and should not be assumed to be current as of any future date. TDS undertakes no duty to update such estimates, whether as a result of new information, future events, or otherwise. There can be no assurance that final results will not differ materially from estimated results.

2024 Estimated Results

UScellular	Previous	Current
(Dollars in millions)
Service revenues	$2,950-$3,050	Unchanged
Adjusted OIBDA[1,2]	$750-$850	Unchanged
Adjusted EBITDA[1,2]	$920-$1,020	Unchanged
Capital expenditures	$550-$650	Unchanged

TDS Telecom	Previous	Current
(Dollars in millions)
Total operating revenues	$1,070-$1,100	Unchanged
Adjusted OIBDA[1]	$310-$340	Unchanged
Adjusted EBITDA[1]	$310-$340	Unchanged
Capital expenditures	$310-$340	Unchanged

The following tables reconcile EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measures, Net income or Income before income taxes. In providing 2024 estimated results, TDS has not completed the below reconciliation to Net income because it does not provide guidance for income taxes. Although potentially significant, TDS believes that the impact of income taxes cannot be reasonably predicted; therefore, TDS is unable to provide such guidance.

	2024 Estimated Results[2]
	UScellular	TDS Telecom
(Dollars in millions)
Net income (GAAP)	N/A	N/A
Add back:
Income tax expense	N/A	N/A
Income before income taxes (GAAP)	$60-$160	$40-$70
Add back:
Interest expense	185	—
Depreciation, amortization and accretion expense	660	270
EBITDA (Non-GAAP)[1]	$905-$1,005	$310-$340
Add back or deduct:
(Gain) loss on asset disposals, net	15	—
Adjusted EBITDA (Non-GAAP)[1]	$920-$1,020	$310-$340
Deduct:
Equity in earnings of unconsolidated entities	155	—
Interest and dividend income	15	—
Adjusted OIBDA (Non-GAAP)[1]	$750-$850	$310-$340

	Actual Results
	Three Months Ended March 31, 2024		Year Ended December 31, 2023
	UScellular	TDS Telecom	UScellular	TDS Telecom
(Dollars in millions)
Net income (GAAP)	$24	$24	$58	$(483)
Add back:
Income tax expense	28	7	53	(26)
Income before income taxes (GAAP)	$52	$31	$111	$(509)
Add back:
Interest expense	43	(2)	196	(8)
Depreciation, amortization and accretion expense	165	65	656	245
EBITDA (Non-GAAP)[1]	$260	$93	$963	$(272)
Add back or deduct:
Expenses related to strategic alternatives review	7	—	8	—
Loss on impairment of goodwill	—	—	—	547
(Gain) loss on asset disposals, net	6	2	17	10
(Gain) loss on license sales and exchanges, net	(1)	—	(2)	—
Adjusted EBITDA (Non-GAAP)[1]	$272	$95	$986	$285
Deduct:
Equity in earnings of unconsolidated entities	42	—	158	—
Interest and dividend income	2	1	10	4
Other, net	—	1	—	2
Adjusted OIBDA (Non-GAAP)[1]	$228	$93	$818	$279
Numbers may not foot due to rounding.
1EBITDA, Adjusted EBITDA and Adjusted OIBDA are defined as net income adjusted for the items set forth in the reconciliation above. EBITDA, Adjusted EBITDA and Adjusted OIBDA are not measures of financial performance under Generally Accepted Accounting Principles in the United States (GAAP) and should not be considered as alternatives to Net income or Cash flows from operating activities, as indicators of cash flows or as measures of liquidity. TDS does not intend to imply that any such items set forth in the reconciliation above are infrequent or unusual; such items may occur in the future. Management uses Adjusted EBITDA and Adjusted OIBDA as measurements of profitability, and therefore reconciliations to Net income are deemed appropriate. Management believes Adjusted EBITDA and Adjusted OIBDA are useful measures of TDS’ operating results before significant recurring non-cash charges, nonrecurring expenses, gains and losses, and other items as presented above as they provide additional relevant and useful information to investors and other users of TDS’ financial data in evaluating the effectiveness of its operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Adjusted EBITDA shows adjusted earnings before interest, taxes, depreciation, amortization and accretion, gains and losses, and expenses related to the strategic alternatives review of UScellular while Adjusted OIBDA reduces this measure further to exclude Equity in earnings of unconsolidated entities and Interest and dividend income in order to more effectively show the performance of operating activities excluding investment activities. The table above reconciles EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measure, Net income or Income before income taxes. Additional information and reconciliations related to Non-GAAP financial measures for March 31, 2024, can be found on TDS' website at investors.tdsinc.com.
22024 Estimated Results do not reflect any anticipated costs, expenses or results of the strategic alternatives review referenced above.

Conference Call Information
TDS will hold a conference call on May 3, 2024 at 9:00 a.m. Central Time.
▪Access the live call on the Events & Presentations page of investors.tdsinc.com or at
https://events.q4inc.com/attendee/316610586
▪Access the call by phone at (888)330-2384, conference ID: 1328528.

Before the call, certain financial and statistical information to be discussed during the call will be posted to investors.tdsinc.com. The call will be archived on the Events & Presentations page of investors.tdsinc.com.
About TDS
Telephone and Data Systems, Inc. (TDS), a Fortune 1000® company, provides wireless; broadband, video and voice; and hosted and managed services to approximately 6 million connections nationwide through its businesses, UScellular, TDS Telecom, and OneNeck IT Solutions. Founded in 1969 and headquartered in Chicago, TDS employed approximately 8,600 associates as of March 31, 2024.
Visit investors.tdsinc.com for comprehensive financial information, including earnings releases, quarterly and annual filings, shareholder information and more.
Contacts
Colleen Thompson, Vice President - Corporate Relations
colleen.thompson@tdsinc.com

Julie Mathews, IRC, Director - Investor Relations
julie.mathews@tdsinc.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: whether any strategic alternatives for UScellular will be successfully identified or completed; whether any such strategic alternative will result in additional value for TDS or its shareholders and whether the process will have an adverse impact on TDS’ businesses; intense competition; the ability to obtain or maintain roaming arrangements with other carriers on acceptable terms and changes in roaming practices; the ability to obtain access to adequate radio spectrum to meet current or anticipated future needs, including participation in FCC auctions; the ability to attract people of outstanding talent throughout all levels of the organization; TDS' smaller scale relative to larger competitors; changes in demand, consumer preferences and perceptions, price competition, or churn rates; advances in technology; impacts of costs, integration problems or other factors associated with acquisitions, divestitures or exchanges of properties or wireless spectrum licenses and/or expansion of TDS’ businesses; the ability of the company to successfully construct and manage its networks; difficulties involving third parties with which TDS does business; uncertainties in TDS’ future cash flows and liquidity and access to the capital markets; the ability to make payments on TDS and UScellular indebtedness or comply with the terms of debt covenants; the effect on TDS' business if the collateral securing its secured term loan is foreclosed upon; conditions in the U.S. telecommunications industry; the value of assets and investments; the state and federal regulatory environment; pending and future litigation; cyber-attacks or other breaches of network or information technology security; control by the TDS Voting Trust; disruption in credit or other financial markets; deterioration of U.S. or global economic conditions; and the impact, duration and severity of public health emergencies. Investors are encouraged to consider these and other risks and uncertainties that are more fully described under “Risk Factors” in the most recent filing of TDS’ Form 10-K, as updated by any TDS Form 10-Q filed subsequent to such Form 10-K.

For more information about TDS and its subsidiaries, visit:
TDS: www.tdsinc.com
UScellular: www.uscellular.com
TDS Telecom: www.tdstelecom.com
OneNeck IT Solutions: www.oneneck.com

United States Cellular Corporation
Summary Operating Data (Unaudited)
As of or for the Quarter Ended	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Retail Connections
Postpaid
Total at end of period[1]	4,051,000	4,106,000	4,159,000	4,194,000	4,223,000
Gross additions	106,000	129,000	128,000	125,000	137,000
Handsets	63,000	80,000	84,000	83,000	93,000
Connected devices	43,000	49,000	44,000	42,000	44,000
Net additions (losses)[1]	(44,000)	(50,000)	(35,000)	(28,000)	(24,000)
Handsets	(47,000)	(53,000)	(38,000)	(29,000)	(25,000)
Connected devices	3,000	3,000	3,000	1,000	1,000
ARPU[2]	$51.96	$51.61	$51.11	$50.64	$50.66
ARPA[3]	$132.00	$131.63	$130.91	$130.19	$130.77
Handset upgrade rate[4]	4.5%	5.8%	4.5%	4.8%	4.9%
Churn rate[5]	1.22%	1.44%	1.30%	1.21%	1.27%
Handsets	1.03%	1.22%	1.11%	1.01%	1.06%
Connected devices	2.52%	3.03%	2.64%	2.65%	2.78%
Prepaid
Total at end of period[1]	436,000	451,000	462,000	462,000	470,000
Gross additions	41,000	43,000	52,000	50,000	43,000
Net additions (losses)[1]	(13,000)	(11,000)	—	(8,000)	(23,000)
ARPU[2,6]	$32.25	$32.32	$33.44	$33.86	$33.19
Churn rate[5]	4.06%	3.87%	3.68%	4.18%	4.63%
Market penetration at end of period
Consolidated operating population	32,550,000	32,350,000	32,350,000	32,350,000	32,350,000
Consolidated operating penetration[7]	14%	15%	15%	15%	15%
Capital expenditures (millions)	$131	$148	$111	$143	$208
Total cell sites in service	6,995	7,000	6,973	6,952	6,950
Owned towers	4,382	4,373	4,356	4,341	4,338

1First quarter 2024 connections were adjusted to remove subscribers that could no longer access the UScellular network due to the CDMA shutdown. This resulted in 11,000 and 2,000 subscribers removed from the postpaid and prepaid base, respectively, that are not included in Net additions (losses) for the quarter.
2Average Revenue Per User (ARPU) - metric is calculated by dividing a revenue base by an average number of connections and by the number of months in the period. These revenue bases and connection populations are shown below:
•Postpaid ARPU consists of total postpaid service revenues and postpaid connections.
•Prepaid ARPU consists of total prepaid service revenues and prepaid connections.
3Average Revenue Per Account (ARPA) - metric is calculated by dividing total postpaid service revenues by the average number of postpaid accounts and by the number of months in the period.
4Handset upgrade rate calculated as total handset upgrade transactions divided by average postpaid handset connections.
5Churn rate represents the percentage of the connections that disconnect service each month. These rates represent the average monthly churn rate for each respective period.
6Fourth quarter 2023 Prepaid ARPU excludes a $6 million reduction of prepaid revenue related to an adjustment to correct a prior period error recorded in the fourth quarter of 2023.
7Market penetration is calculated by dividing the number of wireless connections at the end of the period by the total estimated population of consolidated operating markets.

TDS Telecom
Summary Operating Data (Unaudited)
As of or for the Quarter Ended	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Residential connections
Broadband
Incumbent	245,100	244,800	248,800	249,200	247,900
Expansion	100,400	92,200	79,400	70,200	62,800
Cable	202,400	202,900	204,400	204,200	204,700
Total Broadband[1]	547,900	539,800	532,600	523,600	515,400
Video	128,800	131,500	132,400	132,300	132,600
Voice	279,400	281,600	284,000	288,200	289,200
Total Residential connections	956,100	952,900	949,000	944,100	937,200
Commercial connections	206,200	210,200	217,400	223,300	229,800
Total connections	1,162,200	1,163,100	1,166,400	1,167,400	1,167,000

Residential revenue per connection[2]	$64.58	$62.74	$62.15	$61.97	$60.24

Capital expenditures (millions)	$87	$143	$172	$132	$130
Numbers may not foot due to rounding.
1Total residential broadband connections increased by 8,100 during the three months ended March 31, 2024, due primarily to net additions of 6,400 as well as certain other adjustments.
2Total residential revenue per connection is calculated by dividing total residential revenue by the average number of residential connections and by the number of months in the period.

Telephone and Data Systems, Inc.
Consolidated Statement of Operations Highlights
(Unaudited)
	Three Months Ended March 31,
	2024	2023	2024 vs. 2023
(Dollars and shares in millions, except per share amounts)
Operating revenues
UScellular	$950	$986	(4)%
TDS Telecom	266	253	5%
All Other[1]	46	64	(29)%
	1,262	1,303	(3)%
Operating expenses
UScellular
Expenses excluding depreciation, amortization and accretion	729	780	(7)%
Depreciation, amortization and accretion	165	170	(2)%
(Gain) loss on asset disposals, net	6	10	(43)%
(Gain) loss on license sales and exchanges, net	(1)	—	N/M
	899	960	(6)%
TDS Telecom
Expenses excluding depreciation, amortization and accretion	173	185	(6)%
Depreciation, amortization and accretion	65	59	10%
(Gain) loss on asset disposals, net	2	1	60%
	240	245	(2)%
All Other[1]
Expenses excluding depreciation and amortization	53	66	(20)%
Depreciation and amortization	4	3	(14)%
(Gain) loss on asset disposals, net	(1)	—	N/M
	56	69	(20)%
Total operating expenses	1,195	1,274	(6)%
Operating income (loss)
UScellular	51	26	94%
TDS Telecom	27	8	N/M
All Other[1]	(11)	(5)	(83)%
	67	29	N/M
Investment and other income (expense)
Equity in earnings of unconsolidated entities	42	44	(3)%
Interest and dividend income	5	5	(4)%
Interest expense	(57)	(53)	(9)%
Other, net	1	—	N/M
Total investment and other income (expense)	(9)	(4)	N/M
Income before income taxes	58	25	N/M
Income tax expense	20	13	49%
Net income	38	12	N/M
Less: Net income attributable to noncontrolling interests, net of tax	9	4	N/M
Net income attributable to TDS shareholders	29	8	N/M
TDS Preferred Share dividends	17	17	—
Net income (loss) attributable to TDS common shareholders	$12	$(9)	N/M

Basic weighted average shares outstanding	113	113	—
Basic earnings (loss) per share attributable to TDS common shareholders	$0.11	$(0.08)	N/M

Diluted weighted average shares outstanding	117	113	4%
Diluted earnings (loss) per share attributable to TDS common shareholders	$0.10	$(0.08)	N/M
N/M - Percentage change not meaningful.
Numbers may not foot due to rounding.
1Consists of TDS corporate, intercompany eliminations and all other business operations not included in the UScellular and TDS Telecom segments.

Telephone and Data Systems, Inc.
Consolidated Statement of Cash Flows
(Unaudited)
	Three Months Ended March 31,
	2024	2023
(Dollars in millions)
Cash flows from operating activities
Net income	$38	$12
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	234	232
Bad debts expense	31	27
Stock-based compensation expense	14	3
Deferred income taxes, net	14	9
Equity in earnings of unconsolidated entities	(42)	(44)
Distributions from unconsolidated entities	22	20
(Gain) loss on asset disposals, net	7	11
(Gain) loss on license sales and exchanges, net	(1)	—
Other operating activities	1	2
Changes in assets and liabilities from operations
Accounts receivable	27	22
Equipment installment plans receivable	2	1
Inventory	24	—
Accounts payable	(35)	(162)
Customer deposits and deferred revenues	6	(9)
Accrued taxes	4	1
Accrued interest	9	9
Other assets and liabilities	(131)	(88)
Net cash provided by operating activities	224	46

Cash flows from investing activities
Cash paid for additions to property, plant and equipment	(235)	(331)
Cash paid for intangible assets	(11)	(5)
Other investing activities	—	2
Net cash used in investing activities	(246)	(334)

Cash flows from financing activities
Issuance of long-term debt	140	316
Repayment of long-term debt	(57)	(5)
Repayment of short-term debt	—	(60)
Tax payments for TDS stock-based compensation awards	(1)	(2)
Repurchase of TDS Common Shares	—	(3)
Dividends paid to TDS shareholders	(39)	(38)
Distributions to noncontrolling interests	(2)	(1)
Cash paid for software license agreements	(9)	(8)
Other financing activities	(2)	(1)
Net cash provided by financing activities	30	198

Net increase (decrease) in cash, cash equivalents and restricted cash	8	(90)

Cash, cash equivalents and restricted cash
Beginning of period	270	399
End of period	$278	$309

Telephone and Data Systems, Inc.
Consolidated Balance Sheet Highlights
(Unaudited)

ASSETS

	March 31, 2024	December 31, 2023
(Dollars in millions)
Current assets
Cash and cash equivalents	$249	$236
Accounts receivable, net	1,036	1,074
Inventory, net	184	208
Prepaid expenses	107	86
Income taxes receivable	3	4
Other current assets	49	52
Total current assets	1,628	1,660

Assets held for sale	—	15

Licenses	4,720	4,702

Other intangible assets, net	178	183

Investments in unconsolidated entities	526	505

Property, plant and equipment, net	5,052	5,062

Operating lease right-of-use assets	979	987

Other assets and deferred charges	783	807

Total assets	$13,866	$13,921

Telephone and Data Systems, Inc.
Consolidated Balance Sheet Highlights
(Unaudited)

LIABILITIES AND EQUITY

	March 31, 2024	December 31, 2023
(Dollars in millions, except per share amounts)
Current liabilities
Current portion of long-term debt	$26	$26
Accounts payable	302	360
Customer deposits and deferred revenues	284	277
Accrued interest	21	12
Accrued taxes	44	43
Accrued compensation	59	149
Short-term operating lease liabilities	147	147
Other current liabilities	148	170
Total current liabilities	1,031	1,184

Deferred liabilities and credits
Deferred income tax liability, net	988	975
Long-term operating lease liabilities	883	890
Other deferred liabilities and credits	780	784

Long-term debt, net	4,164	4,080

Noncontrolling interests with redemption features	16	12

Equity
TDS shareholders' equity
Series A Common and Common Shares, par value $0.01 per share	1	1
Capital in excess of par value	2,570	2,558
Preferred Shares, par value $0.01 per share	1,074	1,074
Treasury shares, at cost	(460)	(465)
Accumulated other comprehensive income	11	11
Retained earnings	2,008	2,023
Total TDS shareholders' equity	5,204	5,202

Noncontrolling interests	800	794

Total equity	6,004	5,996

Total liabilities and equity	$13,866	$13,921

Balance Sheet Highlights
(Unaudited)

	March 31, 2024
		TDS	TDS Corporate	Intercompany	TDS
	UScellular	Telecom	& Other	Eliminations	Consolidated
(Dollars in millions)
Cash and cash equivalents	$185	$38	$65	$(39)	$249

Licenses and other intangible assets	$4,711	$182	$5	$—	$4,898
Investment in unconsolidated entities	482	4	48	(8)	526
	$5,193	$186	$53	$(8)	$5,424

Property, plant and equipment, net	$2,540	$2,429	$83	$—	$5,052

Long-term debt, net:
Current portion	$20	$—	$6	$—	$26
Non-current portion	3,029	3	1,132	—	4,164
	$3,049	$3	$1,138	$—	$4,190

TDS Telecom Highlights
(Unaudited)

	Three Months Ended March 31,
	2024	2023	2024 vs. 2023
(Dollars in millions)
Operating revenues
Residential
Incumbent	$90	$86	4%
Expansion	26	15	71%
Cable	70	68	3%
Total residential	185	169	10%
Commercial	37	41	(9)%
Wholesale	44	43	3%
Total service revenues	266	253	5%
Equipment revenues	—	—	(35)%
Total operating revenues	266	253	5%

Cost of services	98	104	(6)%
Cost of equipment and products	—	—	15%
Selling, general and administrative expenses	75	80	(6)%
Depreciation, amortization and accretion	65	59	10%
(Gain) loss on asset disposals, net	2	1	60%
Total operating expenses	240	245	(2)%

Operating income	$27	$8	N/M
N/M - Percentage change not meaningful
Numbers may not foot due to rounding.

Telephone and Data Systems, Inc.
Financial Measures and Reconciliations
(Unaudited)
Free Cash Flow

	Three Months Ended March 31,
TDS - CONSOLIDATED	2024	2023
(Dollars in millions)
Cash flows from operating activities (GAAP)	$224	$46
Cash paid for additions to property, plant and equipment	(235)	(331)
Cash paid for software license agreements	(9)	(8)
Free cash flow (Non-GAAP)[1]	$(20)	$(293)

	Three Months Ended March 31,
UScellular	2024	2023
(Dollars in millions)
Cash flows from operating activities (GAAP)	$203	$41
Cash paid for additions to property, plant and equipment	(133)	(196)
Cash paid for software license agreements	(9)	(7)
Free cash flow (Non-GAAP)[1]	$61	$(162)
1Free cash flow is a non-GAAP financial measure which TDS believes may be useful to investors and other users of its financial information in evaluating liquidity, specifically, the amount of net cash generated by business operations after deducting Cash paid for additions to property, plant and equipment and Cash paid for software license agreements.
EBITDA, Adjusted EBITDA and Adjusted OIBDA

The following tables reconcile EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measures, Net income and Income before income taxes.

	Three Months Ended March 31,
UScellular	2024	2023
(Dollars in millions)
Net income (GAAP)	$24	$14
Add back:
Income tax expense	28	11
Income before income taxes (GAAP)	52	25
Add back:
Interest expense	43	47
Depreciation, amortization and accretion	165	170
EBITDA (Non-GAAP)	260	242
Add back or deduct:
Expenses related to strategic alternatives review	7	—
(Gain) loss on asset disposals, net	6	10
(Gain) loss on license sales and exchanges, net	(1)	—
Adjusted EBITDA (Non-GAAP)	272	252
Deduct:
Equity in earnings of unconsolidated entities	42	44
Interest and dividend income	2	2
Adjusted OIBDA (Non-GAAP)	$228	$206

	Three Months Ended March 31,
TDS TELECOM	2024	2023
(Dollars in millions)
Net income (GAAP)	$24	$8
Add back:
Income tax expense	7	3
Interest expense	(2)	(2)
Depreciation, amortization and accretion	65	59
EBITDA (Non-GAAP)	93	68
Add back or deduct:
(Gain) loss on asset disposals, net	2	1
Adjusted EBITDA (Non-GAAP)	95	69
Deduct:
Interest and dividend income	1	1
Other, net	1	—
Adjusted OIBDA (Non-GAAP)	93	68
Deduct:
Depreciation, amortization and accretion	65	59
(Gain) loss on asset disposals, net	2	1
Operating income (GAAP)	$27	$8
Numbers may not foot due to rounding.